UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2012

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

2816 E. Robinson St Orlando, Florida (Address of principal executive offices)	32803 (Zip Code)

(407)-574-4740 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into definitive material agreements.

On January 12, 2012 through our wholly-owned subsidiary, dhs 1, LLC we entered into an agreement to purchase 106 acres of land in Desert Hot Springs, California for $1,000,000..  We intend to develop a 20 megawatt solar farm on this site.

On January 6, 2012, we entered in to an energy services agreement an Energy Service Agreement with CAL mc2 to provide 20Mega Watts of electrical power

Item 5.02.  Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2012 , Albert Reda resigned as CEO and Director on the Company.  We are not aware of any disagreements with Mr. Reda that led to his resignation.

On January 6, 2012, John Domerego was appointed as a director and Executive Vice President.

Mr. Domerego has been a Director for several public and private corporations since October 2005, and was President of Seamless Internet Inc. from February 2005 till December 2009. Mr. Domerego was previously involved in the development, designing, engineering and erection of co-generation and power generating facilities both as an employee of Raytheon Engineering and self-employed as an associate of Malcolm Jones Associates, an engineering company where he managed multi-million dollar projects from conception to completion. Mr. Domerego also has 20 years’ experience in the pulp and paper industry where he was employed and performed as chief engineer and eventually as general manager. He was responsible for all facets of the industry involving the successful operation of paper mills and facilities. Mr. Domerego has a Bachelor of Science degree in Mechanical Engineering

Item 8.01.  Other Events.

The Company by a vote of the Directors approved a capital restructuring for all classes of stock as follows:

Article IV The number of shares of stock is to be 4,000,000 of which 1,000 are Preferred Series “A, B, C&D”. Preferred “A, B&C” are non-voting shares; 200 shares are Preferred Series “A” shares of which one shares of Preferred A converts into 10,000 shares of common stock; 100 shares are Preferred Series “B” shares of which one share of Preferred B converts into 1,000 shares of common stock; 3000 shares are Preferred Series “C” shares of which on share of Preferred C converts into $10,000 worth of common stock; 400 shares are Preferred Series “D” shares of which has no conversion rights into common stock and one share of Preferred D has voting rights equal to 1,000,000 shares of common stock. The 3,999,000 share balance of  authorized shares are common shares of stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2012	GDT TEK , INC.

/s/Bo Linton
By: Bo Linton
Its: President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)